UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 4, 2022

Date of Report (Date of earliest event reported)

Rocky Mountain Industrials, Inc.

(formerly RMR Industrials, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55402	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 DTC Blvd., Suite 130

Denver, CO 80237

(Address of Principal Executive Offices)

(720) 614-5213

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the process of preparing its unaudited Form 10-Q for the quarter ended December 31, 2021, Rocky Mountain Industrials, Inc. (the “Company”) identified an expense of approximately $1.1M which was initially recorded in the quarter ending December 31, 2021, because it was incurred in the quarter ended December 31, 2021.

After further evaluation, it was determined that the expense should have been recorded as a transaction cost in conjunction with the water rights sale transaction (reported as gain on sale of assets) that closed on September 30, 2021.

The gain on sale of assets will be restated in the September 30, 2021, Form 10-Q/A and is expected to have no impact on the Company’s liquidity or cash position.

On February 1, 2022, the Company’s management and the Board of Directors concluded that the Company’s previously issued unaudited condensed financial statements as of and for the three and six months ended September 30, 2021, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2021, should no longer be relied upon and should be restated to correct the gain on sale of assets as described above. The restated September 30, 2021, Form 10-Q/A is expected to be filed on or about February 4, 2022.

Management has discussed and resolved the matters disclosed pursuant to this Item 4.02 with BF Borgers CPA PC, the Company’s independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022	By:	/s/ Brian Aratani
Brian Aratani
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)